UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 18, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Authentidate Holding Corp. (the “company”) held a Special Meeting of Stockholders on October 18, 2012 in Berkeley Heights, New Jersey. Only stockholders of record as of the close of business on September 12, 2012 were entitled to vote at the Special Meeting. As of the record date, there were 27,026,346 shares of common stock of the company issued and outstanding. At the Special Meeting, 16,248,020 shares of common stock of the company were represented, in person or by proxy, constituting a quorum. The sole matter voted on by the stockholders was the proposal for the conversion of the outstanding shares of Series C Convertible Redeemable Preferred Stock into shares of common stock. Holders of Series C Convertible Redeemable Preferred Stock were not entitled to vote shares of common stock issued to them in the private placement the company consummated on October 13, 2010 or any shares of common stock received upon exercise of the warrants issued to them in such transaction (to the extent that any warrants are exercised prior to the record date) on the proposal considered at the Special Meeting. The results of the voting on this matter are set forth below.

1. The stockholders did not approve the proposal for the conversion of the outstanding shares of Series C Convertible Redeemable Preferred Stock by the following votes:

For	Against	Abstain	Broker Non-Votes
6,958,442	9,261,901	27,677	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: October 23, 2012

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